                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [x]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement

    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                          ARI NETWORK SERVICES, INC.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

                          ARI NETWORK SERVICES, INC.
-------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):

    [ ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

    [ ] $500 per each party to the controversy pursuant to Exchange Act
        Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (1)

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


    (1) Amount previously paid:

--------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

    (3) Filing party:

--------------------------------------------------------------------------------

    (4) Date filed:

--------------------------------------------------------------------------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                           ARI NETWORK SERVICES, INC.
                            330 East Kilbourn Avenue
                          Milwaukee, Wisconsin  53202

                                _______________


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                December 3, 1996


To the Shareholders of ARI Network Services, Inc.:

     The 1996 Annual Meeting of Shareholders of ARI Network Services, Inc. will be held at the offices of the Company at 330 East Kilbourn Ave., Milwaukee, Wisconsin, on Tuesday, December 3, 1996 at 9:00 a.m., local time, for the following purposes:

     (1)    To elect three directors to serve until 1999;

     (2)    To approve an amendment to the 1993 Director Stock Option Plan;

     (3)    To approve an amendment to the 1991 Incentive Stock Option
            Plan;

     (4) To ratify the appointment of Ernst & Young LLP to audit the books and accounts of the Company for the fiscal year ending July 31, 1997; and

     (5) To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on October 18, 1996 are entitled to notice of and to vote at the Annual Meeting and at all adjournments thereof.

     HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES MUST BE PRESENT IN PERSON OR BY PROXY IN ORDER FOR THE MEETING TO BE HELD. SHAREHOLDERS ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO BY REVOKING YOUR PROXY AT ANY TIME PRIOR TO THE VOTING THEREOF.


                                                      Mark L. Koczela, Secretary
                                                                November 4, 1996

                         ARI NETWORK SERVICES, INC.
                          330 East Kilbourn Avenue
                         Milwaukee, Wisconsin  53202


                               PROXY STATEMENT

     The expenses of printing and mailing proxy materials, including expenses involved in forwarding materials to beneficial owners of stock, will be borne by the Company. No solicitation other than by mail is contemplated, except that officers or employees of the Company may solicit the return of proxies from certain shareholders by telephone. This Proxy Statement and the accompanying Proxy and Annual Report to Shareholders are being sent to the Company's shareholders commencing on November 4, 1996.

     Each shareholder of record at the close of business on October 18, 1996 will be entitled to one vote for each share of common stock registered in such shareholder's name. As of October 18, 1996, the Company had outstanding 14,201,815 shares of common stock, par value $.001 per share (the "Common Stock"). The presence, in person or by proxy, of a majority of the shares of Common Stock outstanding on the record date is required for a quorum at the Annual Meeting.

     Any shareholder executing and delivering the enclosed proxy may revoke the same at any time prior to the voting thereof by written notice of revocation given to the Secretary of the Company.

UNLESS OTHERWISE DIRECTED, ALL PROXIES WILL BE VOTED FOR THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED TO SERVE AS DIRECTORS AND FOR EACH OF THE OTHER PROPOSALS. DIRECTORS WILL BE ELECTED BY A PLURALITY OF VOTES CAST AT THE ANNUAL MEETING (ASSUMING A QUORUM IS PRESENT) UP TO THE MAXIMUM NUMBER OF DIRECTORS TO BE CHOSEN AT THE ANNUAL MEETING. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK PRESENT IN PERSON OR BY PROXY AT THE ANNUAL MEETING (ASSUMING A QUORUM IS PRESENT) IS REQUIRED TO APPROVE THE AMENDMENTS TO THE INCENTIVE STOCK OPTION PLAN AND THE DIRECTOR STOCK OPTION PLAN AND THE APPOINTMENT OF ERNST & YOUNG AS THE COMPANY'S AUDITORS. FOR PURPOSES OF DETERMINING THE NUMBER OF VOTES CAST WITH RESPECT TO A VOTING MATTER, ONLY VOTES CAST "FOR" OR "AGAINST" ARE INCLUDED. ABSTENTIONS AND BROKER NON-VOTES ARE COUNTED ONLY FOR PURPOSES OF DETERMINING WHETHER A QUORUM IS PRESENT AT THE ANNUAL MEETING.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock by each person known by the Company to beneficially own 5% or more of the Common Stock, by each director or nominee of the Company, by certain executive officers of the Company, and by all directors and executive officers of the Company as a group as of October 18, 1996.

                                                           AMOUNT AND  NATURE
                                                             OF BENEFICIAL
              NAME OF BENEFICIAL OWNERS                      OWNERSHIP (1)    PERCENT
              -------------------------                    ------------------ -------
WITECH Corporation (2)(3) .............................        2,924,299       19.9%
231 West Michigan Street, Milwaukee, WI  53203

Vulcan Ventures Incorporated (4) (17) .................        2,457,791       16.8%
110 110th Avenue N.E., Suite 550, Bellevue, WA   98004

QUAESTUS Limited Partnership (5)(6) ...................        2,154,284       15.1%
330 East Kilbourn Avenue, Milwaukee, WI  53202

State of Wisconsin Investment Board ...................        1,267,500        8.9%
121 W. Wilson Street, Madison, WI   53703

Applewood Associates L.P. .............................          750,000        5.3%
68 Whetley Road, Brookville, NY 11545

William H. Alverson (6) ...............................           14,500(7)      *
Gordon J. Bridge (6) ..................................           23,000(8)      *
Francis Brzezinski (3) ................................           12,500(9)      *
George D. Dalton ......................................           29,000(10)     *
Brian E. Dearing ......................................          116,696(11)     *
Lynn M. Hafemeister ...................................           85,000(12)     *
Mark L. Koczela .......................................          135,912(13)     *
Eric P. Robison (17) ..................................            7,500(14)     *
Richard W. Weening (6) ................................          168,875(15)    1.2%
All officers and directors as a group   (10 persons)             592,983(16)    4.0%

-----------------------
*Less than 1%

(1) Except as otherwise noted, the persons named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Indicated options and warrants are exercisable within 60 days of October 18, 1996.
(2)  WITECH's shares include 500,000 shares subject to a warrant.
(3)  Francis Brzezinski is an officer and director of WITECH Corporation and has voting control of the Common Stock held by WITECH.
(4)  Vulcan's shares include 425,000 shares subject to warrants.
(5)  QUAESTUS' shares include 60,625 shares subject to a warrant.
(6) William H. Alverson and Richard W. Weening are shareholders and directors of RPI Holdings, Inc. ("RPI"), the managing general partner and a limited partner of QUAESTUS Limited Partnership ("QUAESTUS"). RPI holds an
     approximate 48% interest in QUAESTUS.   Gordon Bridge is an Executive Vice
     President of QUAESTUS Management Corporation.
(7) Includes options for 9,500 shares. Mr. Alverson's shares exclude any shares held by QUAESTUS.
(8) Includes options for 23,000 shares. Mr. Bridge's total excludes any shares held by QUAESTUS.
(9) Includes options for 12,500 shares. Mr. Brzezinski's total excludes any shares held by WITECH.
(10) Includes options for 26,000 shares.
(11) Mr. Dearing includes options for 116,696.
(12) Includes options for 85,000 shares.
(13) Includes options for 135,012 shares.
(14) Includes options for 7,500 shares. Mr. Robison's shares exclude any shares held by Vulcan.
(15) Includes options for 100,000 shares and a warrant for 60,625 shares. Mr. Weening's total excludes any shares held by QUAESTUS.
(16) Includes options and warrants for 575,833 shares.
(17) Mr. Robinson is a Business Development Associate of Vulcan, N.W., an affiliate of Vulcan Ventures Incorporated.

                             ELECTION OF DIRECTORS

     The Company's directors are divided into three classes, with staggered terms of three years each. At the Annual Meeting, shareholders will elect three directors to serve until 1999.

             NOMINEES FOR ELECTION AS DIRECTORS FOR TERMS EXPIRING
                         AT THE ANNUAL MEETING IN 1999

     ERIC P. ROBISON, 37; Mr. Robison, a director since 1994, is a business development associate for Vulcan Ventures Inc. in Bellevue, Washington, the investment company of Paul G. Allen, co-founder of Microsoft. From 1991 to 1994 when he joined Vulcan, Mr. Robison was co-founder and Vice President of The Stanton Robison Group, Inc., a business development, marketing and advertising consulting firm. From 1989 to 1991 Mr. Robison was Vice President of Marketing of SGS, Inc., a seafood restaurant chain in Mountlake Terrace, Washington. Pursuant to an Agreement between Vulcan Northwest and the Company, Vulcan Northwest designated Mr. Robison for election to the Board. Mr. Robison is also a director of Egghead Software.

     WILLIAM H. ALVERSON, 63; Mr. Alverson, a director since 1983, is a shareholder and member of the Board of Directors of Godfrey & Kahn, S.C., a Milwaukee law firm where he has been employed since 1966.

     FRANCIS BRZEZINSKI, 45; Mr. Brzezinski, a director since 1990, is Vice President, Wisconsin Energy Corporation and President of its real estate and venture subsidiaries WISPARK, WITECH and WISVEST. Mr. Brzezinski has been employed by Wisconsin Energy Corporation since 1990.

                             DIRECTORS WHOSE TERMS
                      EXPIRE AT THE ANNUAL MEETING IN 1998

     BRIAN E. DEARING, 41; Mr. Dearing, first elected to the Board by the Board of Directors in November 1995, is President and Chief Executive Officer of the Company. Prior to joining the Company, Mr. Dearing held the position of Vice President - EDI Business Development in London, England, with Sterling Software, Inc. Since 1990, Mr. Dearing held a series of electronic commerce executive positions at Sterling including Vice President of Marketing and Vice President of Customer Service for Sterling's North American EDI business, as well as Vice President of European Network Services. Prior to joining Sterling, Mr. Dearing was Manager of EDI Market Development and Manager of EDI Product Management with General Electric Information Services. Mr. Dearing holds a Masters Degree in Industrial Administration from Krannert School of Management at Purdue University and a BA in Political Science from Union College. He also spent a year of undergraduate studies at the London School of Economics.

     RICHARD W. WEENING, 50; Mr. Weening, a director since 1981, is Chairman of the Board of the Company. Mr. Weening organized the Company in 1981 as a business information publishing subsidiary of Raintree Publishers, Inc., now known as RPI Holdings, Inc. ("RPI"). He served as President and Chief Executive Officer of the Company until October 1987 and Chairman and Chief Executive Officer of the Company until October 1990. Mr. Weening is also the President and Chief Executive Officer of QUAESTUS Management Corporation, a private equity investment management firm. From 1972 to present Mr. Weening has also served as President of RPI, the managing general partner of QUAESTUS Limited Partnership, a significant shareholder of the Company. See "Security Ownership of Certain Beneficial Owners".

                             DIRECTORS WHOSE TERMS
                      EXPIRE AT THE ANNUAL MEETING IN 1997

     GEORGE D. DALTON, 67; Mr. Dalton, a director since March, 1994, is Chairman and Chief Executive Officer and a director of FIserv Inc., a major provider of data processing outsourcing and related products and services for financial institutions. Mr. Dalton was one of the original investors in FIserv when it was formed in 1984. Mr. Dalton is also a director of APAC Teleservices, Inc.

     GORDON J. BRIDGE, 53; Mr. Bridge, first elected director by the Board in December 1995, is Chairman of the Board and a director of CONNECT, Inc. and Executive Vice President and Director of QUAESTUS Management Corp. Prior to joining QUAESTUS, Mr. Bridge was with AT&T where he held various executive management positions from 1988 to 1995. Most recently, Mr. Bridge served as Vice President, Corporate Strategy for Emerging Services and Products for AT&T. He previously managed three business units for AT&T, including Consumer Interactive Services, EasyLink Services and Computer Systems. Prior to joining AT&T, Mr. Bridge was with the IBM Corporation for 23 years. Mr. Bridge holds a B.A. in mathematics from Bradley University.

     The Board of Directors held 4 meetings in fiscal 1996. Each incumbent director, except Mr. Robison, attended 75 percent or more of the combined number of meetings of the Board and Committees on which such director served.

     On March 1, 1995, the Company's Board of Directors established an Executive Committee that currently is comprised of Mr. Dearing, Mr. Bridge, Mr. Robison, Mr. Brzezinski and Mr. Weening. Mr. Bridge serves as Chairman of the Executive Committee. The duties of the Executive Committee are to review the monthly management report with the CEO; act as a resource to the CEO in the development of the Business Plan, overall business strategy and any other matter which the CEO or any member deems appropriate. The Executive Committee also considers and acts upon matters requiring Board consideration between regular meetings of the full Board not prohibited by law or by the by-laws of the Company. The Executive Committee also reviews and approves compensation including base salary, benefits, bonus and (subject to the review and approval of the Stock Option Committee) stock option awards for the CEO and the CEO recommendations for all management level employees. The Executive Committee also reviews and makes recommendations to the Board as to appropriate action of any and all matters of corporate finance, acquisitions, the sale of stock, the incurrence of debt and the sale of assets. The Executive Committee met five times during fiscal 1996.

     The Company's Board of Directors has established an Audit Committee that is currently comprised of Mr. Brzezinski and Mr. Alverson. The duties of the Audit Committee are to evaluate the independent auditors; to make recommendations as to the selection of independent auditors; to review the audit plan and scope with the independent auditors; to review audit results; to review transactions between management and the Company; to review reports of the accounting staff of the Company and its auditors as to the adequacy of its system of internal controls; and to make appropriate inquiries respecting financial matters to the auditors and others. The Audit Committee met once during fiscal 1996.

     The Company's Board of Directors has established a Stock Option Committee that currently is comprised of Mr. Brzezinski and Mr. Alverson. The duties of the Stock Option Committee are to administer the Company's 1991 Incentive Stock Option Plan, the 1992 Employee Stock Purchase Plan and the 1993 Director Stock Option Plan. The Stock Option Committee did not meet in fiscal 1996.

     The Board of Directors does not have a nominating committee, as decisions regarding Board membership are made by the full Board.

     Each member of the Board of Directors is compensated under the Director Stock Option Plan in lieu of any cash compensation. Under the Plan, each director receives options for 500 shares on the first day of each calendar year and receives options for an additional 1,500 shares for each meeting of the Board and 500 shares for each meeting of a Committee attended by the director. Under the proposed amendment to the Plan, the number of options granted to each director for attendance at Board and committee meetings will be reduced to 1,000 and 350, respectively. The Plan has been operated under these reduced amounts since January, 1996. See "Proposal to Approve an Amendment to the Director Stock Option Plan; Option Grants." Commencing in fiscal 1997, Mr. Bridge will receive a grant of 120,000 options which will vest at the rate of 5,000 per month, for his services as Chairman of the Executive Committee of the Board.

     Mr. Weening has a consulting arrangement with the Company. See "Certain Transactions."

                            EXECUTIVE COMPENSATION

     The following table sets forth compensation for the last three fiscal years for each of the Company's executive officers whose salary and bonus during fiscal 1996 exceeded $100,000 or who served as chief executive officer at any time during fiscal 1996.

                           SUMMARY COMPENSATION TABLE


                                                                                        LONG TERN
                                                                                       COMPENSATION
                                                       ANNUAL COMPENSATION                AWARDS
                                                     -----------------------           ------------
                                                                                        SECURITIES
                                                                                        UNDERLYING            ALL OTHER
         NAME AND PRINCIPLE POSITION           YEAR  SALARY ($)    BONUS ($)          OPTIONS/SARS (#)      COMPENSATION ($)
         ---------------------------           ----  ----------    ---------          ----------------      ----------------
Brian E. Dearing President & CEO (1)           1996    $109,615     $ 4,167               350,000               $19,086

Lynn M. Hafemeister, Vice President Finance &  1996    $100,000     $ 6,250                50,000               $     0
Administration (2)                             1995    $ 84,300     $13,750                55,000               $     0
                                               1994    $ 10,600     $     0                20,000               $     0
                                                                                                                     00
Patrick T. Bergamasco, Vice President Sales &  1996    $100,000     $ 6,250                     0               $     0
Marketing (3)                                  1995    $ 99,400     $67,000                25,000               $ 9,200
                                               1994    $ 20,800     $12,500               100,000               $10,000

Mark L. Koczela, Executive Vice President of   1996    $125,000     $     0                     0               $     0
Business Development(4)                        1995    $125,000     $10,000                     0               $     0
                                               1994    $103,000     $15,625                90,000               $     0

---------------------
(1) Mr. Dearing's employment with the Company commenced November 13, 1995. Mr. Dearing's other compensation includes the payment by the Company of certain relocation expenses.

(2) Ms. Hafemeister's employment with the Company commenced May 31, 1994. Between June 1, 1995 and November 13, 1995, she served in the capacity of principal executive officer of the Company along with Messrs. Bergamasco and Koczela.

(3)  Mr. Bergamasco's employment with the Company ended August 1, 1996.
     Between June 1, 1995 and November 13, 1995, he served in the capacity of principal executive officer of the Company along with Ms. Hafemeister and Mr. Koczela.

(4) Between June 1,1995 and November 13, 1995, Mr. Koczela served in the capacity of principal executive officer of the Company along with Ms. Hafemeister and Mr. Bergamasco.

     The table below provides information regarding option grants in the year ended July 31, 1996 to the persons named in the Summary Compensation Table pursuant to the Company's 1991 Stock Option Plan.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                INDIVIDUAL GRANTS
                                    ---------------------------------------------------------------------------
                                      NUMBER OF      PERCENT OF TOTAL
                                     SECURITIES        OPTIONS/SARS
                                     UNDERLYING         GRANTED TO
                                    OPTIONS/SARS        EMPLOYEES          EXERCISE OR BASE
NAME                                GRANTED # (1)    IN FISCAL YEAR(1)      PRICE ($/SHARE)     EXPIRATION DATE
----                                -------------    -----------------     ----------------     ---------------
Brian E. Dearing (2)                   350,000              72%                 $1.625              01/2006
Lynn M. Hafemeister(3)                  50,000              10%                 $2.500              01/2006
Patrick T. Bergamasco(4)                     0               0%                   N/A                 N/A
Mark L. Koczela                              0               0%                   N/A                 N/A

--------------------
(1) All options granted in the fiscal year were awarded with an exercise price equal to the fair market value of the Common Stock on the date of grant. Under the terms of the Plan, the Compensation and Stock Option Committee retains discretion to, among other things, accelerate the exercise of an option, modify the terms of outstanding options (including decreasing the exercise price), and permit the exercise price and tax withholding obligations related to exercise to be paid by delivery of already owned shares or by offset of the underlying shares.
(2) Employment commenced November 13, 1995. The options granted to Mr. Dearing become exercisable 116,696 on November 13, 1996 and 9,721 per month thereafter for each of the following 24 months.
(3) The options granted to Ms. Hafemeister become exercisable 1/3 immediately, 1/3 on July 31, 1996 and 1/3 July 31, 1997.
(4)  Employment terminated August 1, 1996.

     The table below provides information regarding the value of stock options held at July 31, 1996 by the persons named in the Summary Compensation Table. None of such persons exercised any options during the fiscal year.


                        AGGREGATED OPTION/SAR EXERCISES
           IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES


                                                                        NUMBER OF SECURITIES
                                                                       UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                                SHARES                                     OPTIONS/SARS                  IN-THE-MONEY
                              ACQUIRED ON                                  AT FY-END (#)         OPTIONS/SARS AT FY-END ($)(1)
          NAME               EXERCISE (#)        VALUE REALIZED ($)   EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
          ----               ------------        ------------------   -------------------------  -----------------------------
Brian E. Dearing (2)               -0-                  -0-                   0/350,000                  $0/$87,500

Lynn M. Hafemeister                -0-                  -0-                 85,000/40,000                  $0/$0

Patrick T. Bergamasco (3)          -0-                  -0-                 62,500/62,500                  $0/$0

Mark L. Koczela                    -0-                  -0-                   135,012/0                    $0/$0

-------------------
(1) "Value" represents the difference between the $1.875 closing price of the Common Stock on July 31, 1996 (the last trading day in the fiscal year) and the exercise price of the options, multiplied by the number of shares underlying the options.
(2)  Employment commenced November 13, 1995.
(3) Employment terminated August 1, 1996. All options expired as of August 5, 1996.

CERTAIN AGREEMENTS

     The Company and Mr. Dearing are parties to a letter describing the terms of his employment. Mr. Dearing is to receive an annual base salary of $150,000. Mr. Dearing is eligible to receive a $50,000 cash bonus if he meets the objectives set jointly by the Board of Directors and Mr. Dearing, with undefined upside if objectives are exceeded. Mr. Dearing was granted options for 350,000 shares of the Company's common stock at a price of $1.625 per share. The options are to vest over a three year period, with 116,696 vesting after 12 months of continuous employment. The remainder will vest at a rate of 9,721 per month for the following 24 months. Mr. Dearing is to receive 9 months of full salary continuance and Company-paid medical and dental benefits if his employment is involuntarily terminated within 24 months of November 13, 1995 or within 18 months as a result of the Company being sold, liquidated or merged.

CERTAIN TRANSACTIONS

     The Company and QUAESTUS Management Corporation, an affiliate of QUAESTUS L.P., one of the shareholders of the Company, are parties to an engagement letter dated September 30, 1993 as amended. Under the amended engagement letter, QUAESTUS assists the Company with investor relations, executive recruiting, business and strategic planning and corporate finance matters. During fiscal 1996, QUAESTUS provided consulting services for the Company and was paid an aggregate of $255,000 including out-of-pocket expenses. The term of the Agreement terminates July 31, 1997 unless renewed by the parties.

     The Company and QUAESTUS are also parties to a sublease dated June 4, 1991. Pursuant to such sublease, QUAESTUS subleases approximately 4,000 square feet of office space from the Company at a gross rate of $19.15 per square foot, subject to an annual 5% increase. The term of the sublease extends until July 31, 1997. Management believes the rental rate paid by QUAESTUS approximates the current market rate for similar office space in downtown Milwaukee.

     QUAESTUS, RPI and the Company have entered into certain arrangements pursuant to which the employees of RPI and QUAESTUS participate in the health and dental insurance, long-term disability insurance and life insurance plans offered by the Company to its employees. RPI and QUAESTUS pay the Company an amount equal to the premiums for their employees covered by such plans.

     The Company and Mr. Weening are parties to a Consulting Agreement which replaced Mr. Weening's employment agreement when he served as Chairman and CEO prior to October 1990. Pursuant to the Consulting Agreement, Mr. Weening is not entitled to receive any cash compensation for so long as QUAESTUS is retained to assist the Company. The Agreement is for a term of one year, expiring July 31, 1997. If the Agreement is terminated without cause or if the Company fails to renew the term of the Agreement upon substantially similar terms, Mr. Weening would be entitled to receive an amount equal to $125,000 unless the termination occurs after a change in control of the Company in which case he would receive $250,000. In any event, unless the termination is for cause, Mr. Weening is entitled to health and disability coverage for two years following termination. Pursuant to the Consulting Agreement, the Company pays the premium on a split dollar life insurance policy on Mr. Weening's life with a face amount of $1,000,000. Under the terms of the Agreement, Mr. Weening will receive $125,000 per year at such time, if ever, as the QUAESTUS engagement letter is terminated.

     On December 2, 1994, the Company executed a Loan Agreement with WITECH Corporation ("WITECH") and QUAESTUS Limited Partnership ("QLP") providing the Company with a $1,500,000 senior secured revolving line of credit facility (the "Senior Line"), which expires on December 31, 1996. Interest on the Senior Line will accrue at the rate of 2% over the prime rate. During fiscal 1996, the Company paid interest on the Senior Line to WITECH and QLP in the amount of $80,000 and $80,000, respectively. The Company also has a line of credit with WITECH, (the "WITECH Line") that has been in place since October 4, 1993. The amount of the WITECH Line was reduced from $2.0 million to $1.5 million at the time the Senior Line became effective. The WITECH line expires on December 31, 1996 (extended from December 31, 1995 by amendment dated October 18, 1995). On April

20, 1996 the WITECH line of credit was amended to provide a Bridge Loan of $500,000 accruing at the same rate of interest as the other lines of credit through June 30, 1996. Any proceeds from the sale of securities must be used to repay the Bridge Loan. In the event the Bridge Loan was not repaid by June 30, 1996, the unpaid balance would bear an annual interest rate of prime rate plus 6%. Under the WITECH Line, the Company has issued a warrant to WITECH for the purchase of up to 500,000 shares of is Common Stock at a price of $2.00 per share.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Based solely upon its review of Forms 3, 4 and 5 and amendments thereto furnished to the Company pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, except as noted below, all of such forms were filed on a timely basis by reporting persons. Richard Weening was late reporting two transactions. QUAESTUS L.P. and RPI Holdings, Inc. each were late in reporting one transaction.


                      PROPOSAL TO APPROVE AMENDMENT TO THE
                           DIRECTOR STOCK OPTION PLAN

     On October 8, 1996, the Board of Directors adopted certain amendments to the ARI 1993 Director Stock Option Plan (the "DSOP") subject to approval by the Company's shareholders. The amendments (i) increased the number of shares available for issuance pursuant to options granted under the DSOP from 120,000 to 300,000; (ii) decreased the number of shares granted for attendance at meetings of the Board from 1,500 to 1,000 and the number of shares granted for attendance at Committee meetings from 500 to 350 effective commencing January 1, 1996; (iii) provide the Board of Directors with the authority to grant additional options to directors that provide extraordinary services to the Company; and (iv) provide the Board of Directors with the authority to extend the term of an option beyond the expiration of the participant's tenure on the Company's Board of Directors. The Company believes that the amendments to the DSOP are an important factor in promoting the interests of the Company and its shareholders by providing increased incentives for Directors of the Company. Employees of the Company are ineligible to participate in the DSOP.

SUMMARY OF DIRECTOR STOCK OPTION PLAN

     The DSOP was originally adopted by the Board of Directors on May 21, 1993 and approved by the Company's shareholders on November 12, 1993. The number of shares of Common Stock available for issuance under the DSOP, after giving effect to the proposed amendments, is 300,000 (the "Shares"). The number of Shares authorized is subject to adjustment in the event of certain changes in the capital structure of the Company. All members of the Company's Board of Directors who are not also employed by the Company (the "Eligible Directors") are eligible to participate in the DSOP. The DSOP is administered by a committee appointed by the Board of Directors. The full text of the DSOP is set forth in Exhibit A.

     The per share purchase price of the Shares purchasable under each option is equal to the average of the highest and lowest sale prices of the Shares on the business day immediately preceding the date of grant of such option as reported on the National Association of Securities Dealers, Inc. Automated Quotation - National Market System ("NASDAQ-NMS"). The fair market value per Share as of October 18, 1996 was $2.59.

     Subject to acceleration as provided in the DSOP upon a "triggering event" (defined generally to include a change of control of the Company), options granted under the DSOP shall become exercisable for all of the shares covered thereby one year after the date of grant. Once any portion of an option becomes exercisable, it remains exercisable for the shortest period of (i) ten years after the date of grant; (ii) one year after a Director's tenure of the Board of Director's terminates due to death or disability; or (iii) three months after a Director's tenure on the Board of Directors terminates for any reason other than death or disability; provided, however, that under the proposed amendments, the Board of Directors may extend the expiration date of a Director's options beyond such one year or three month period.

     The Board of Directors of the Company may terminate the DSOP or make such modifications or amendments thereof as it shall deem advisable, including, but not limited to, such modifications or amendments as it shall deem advisable to conform to any law or regulation applicable thereto.

OPTIONS GRANTED

     During fiscal 1996, options covering a total of 37,800 shares were granted to Directors under the DSOP.

FEDERAL TAX CONSEQUENCES OF THE DSOP

     The grant and exercise of options issued pursuant to the DSOP should cause the Federal income tax consequences to participating directors and the Company described below.

     Options granted under the DSOP will be non-qualified stock options under the Internal Revenue Code of 1986, as amended (the "Code"). At the time an option is granted, the optionee will not recognize any taxable income and the Company will not be entitled to any deduction. Except in the case of an optionee subject to Section 16(b) of the Exchange Act, when an optionee exercises an option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock received on the date of exercise over the option exercise price. In the case of an optionee subject to Section 16(b) of the Exchange Act. When an optionee exercises an option the optionee will recognize ordinary income on the first day on which the sale of the stock at a profit would not expose the optionee to suit under Section 16(b). The amount of income will be equal to the excess of the fair market value of the Shares on the date of taxation over the option exercise price. The Company will be entitled to a deduction in an amount equal to the income recognized by the optionee. The basis of Shares received upon the exercise of an option will be the exercise price paid plus the amount recognized by the optionee as taxable income attributable to such Shares as a result of the exercise.

     When an optionee sells Shares acquired by the exercise of an option, the difference between the amount received and the adjusted tax basis of the Shares will be capital gain or loss if such Shares constitute a capital asset in the hands of the optionee.



     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE 1993 DIRECTOR STOCK OPTION PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR APPROVAL OF THE AMENDMENT UNLESS SHAREHOLDERS SPECIFY TO THE CONTRARY IN THEIR PROXIES OR SPECIFICALLY ABSTAIN FROM VOTING ON THIS MATTER.

                      PROPOSAL TO APPROVE AMENDMENT TO THE
                          INCENTIVE STOCK OPTION PLAN

     At the Annual Meeting, the stockholders are being asked to approve certain amendments to the Company's 1991 Incentive Stock Option Plan (the "ISOP") in order to (i) increase the number of shares reserved for issuance thereunder from 1,500,000 shares to 2,000,000; (ii) provide that all employees of the Company are eligible to receive options under the ISOP; (iii) increase the number of shares that can be granted under the ISOP to a single employee in a single year from 250,000 to 350,000 retroactive to August 1, 1995.

DESCRIPTION OF STOCK OPTION PLAN

     The ISOP was adopted by the Board of Directors on July 31, 1991 and was approved by the Shareholders on September 20, 1991 to replace the Company's 1985 ISOP. The number of shares of common stock available for issuance under the Stock Option Plan is 1,500,000. Under the proposed amendments, the number of shares reserved for issuance under the ISOP would be increased to 2,000,000.

     Under the proposed amendments, all employees of the Company will be designated as eligible to receive options under the ISOP. At October 15, 1996 approximately 70 persons were eligible. The ISOP is designed to provide additional incentive compensation to employees and provide them with an opportunity to acquire an equity interest in the Company.

     The ISOP is administered by a Stock Option Committee appointed by the Board of Directors. Messrs. Alverson and Brzezinski are the current members of the Stock Option Committee. Subject to the provisions of the ISOP, the Stock Option Committee has the authority to determine the exercise prices applicable to the options, the eligible employees to whom and the time or times at which options shall be granted, the number of shares of Common Stock subject to each option, and the extent to which options may be exercisable in installments, and also to interpret the ISOP, and to prescribe, amend and rescind the rules and regulations pertaining to the ISOP.

     Options granted under the ISOP may be either (i) options intended to qualify as "incentive stock options" under Section 422 of the Code, or (ii) non-qualified stock options. Stock options may be granted under the ISOP to all employees of the Company, or of any present or future subsidiary or parent of the Company. Under the ISOP, no employee may be granted options for more than 250,000 Shares during any one-year period. When Mr. Dearing was appointed President and Chief Executive Officer of the Company on November 13, 1995, he was granted options for 350,000 shares. Under the proposed amendment, the 250,000 share limitation will be increased to 350,000 retroactive to August 1, 1995, thereby ratifying the grants to Mr. Dearing.

     Any incentive stock option that is granted under the ISOP may not be granted at a price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of holders of 10% or more of the total combined voting power of all classes of stock of the Company or of a subsidiary or parent of the Company). Non-qualified stock options may be granted at the exercise price established by the Stock Option Committee, which may be less than the fair market value of the Common Stock on the date of grant.

     Each option granted under the ISOP is exercisable for a period not to exceed 10 years from the date of grant (or five years in the case of a holder of more than 10% of the total combined power of all classes of stock of the Company or of a subsidiary or parent of the Company) and shall lapse upon the expiration of the period, or earlier upon termination of the recipient's employment with the Company or as determined by the Committee. An option generally may be exercised for one year following termination of employment due to death or disability, or 90 days following termination of employment due to retirement at age 65.

FEDERAL TAX CONSEQUENCES OF THE ISOP

     The grant and exercise of Options issued pursuant to the Plan should cause the Federal income tax consequences to participating employees and the Company described below.

     INCENTIVE STOCK OPTIONS. Incentive stock options under the Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under Section 422 of the Code. Incentive stock options generally have the following tax consequences:

     There are generally no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability if any and, to the extent that any incentive stock option is exercisable during any calendar year with respect to shares having, as of the grant date, a fair market value exceeding $100,000, such excess will be treated as non-qualified stock option.

     If an optionee holds stock through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition of the optionee will realize taxable ordinary income equal to the lesser of (i) the excess of the fair market value on the date of exercise over the exercise price, or (ii) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss which will be long-term or short-term, depending on whether the stock was held more than one year.

     Upon exercise of an incentive stock option, the excess of the stock's fair market value on the date of exercise once the option exercise price will constitute an adjustment in calculating the optionee's alternative minimum tax, if any.

     To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will be entitled to a corresponding business expense deduction in the tax year in which the disposition occurs.

     NON-QUALIFIED STOCK OPTIONS. Non-qualified stock options under the ISOP have the same income tax consequences as described above for the DSOP. The compensation deduction by the Company upon exercise of non-qualified stock options by the CEO or any of the other four most highly compensated executive officers may be limited by Section 162(m) of the Code, which limits the deductibility of compensation in any one year to $1,000,000 unless the excess compensation is "performance-based."

                               NEW PLAN BENEFITS

     It is not determinable what options will be received by any employees under the ISOP in fiscal 1997. However, the following table provides information concerning options awarded in fiscal 1996 under the ISOP.


                                                                       NUMBER OF
NAME                                                                  OPTIONS(1)
----                                                                  ----------
Brian E. Dearing                                                         350,000

Lynn M. Hafemeister                                                       50,000

Mark L. Koczela                                                              -0-

John C. Bray                                                                 -0-

All current executive officers as a group                                400,000

All current directors who are not executive officers as a group              -0-

All employees who are not executive officers as a group                  485,600

-----------------
(1) Additional information concerning the terms and conditions of the options is set forth above under the heading "Options/SAR Grants in Last Fiscal Year."


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE 1991 INCENTIVE STOCK OPTION PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR APPROVAL OF THE AMENDMENT UNLESS SHAREHOLDERS SPECIFY TO THE CONTRARY IN THEIR PROXIES OR SPECIFICALLY ABSTAIN FROM VOTING ON THIS MATTER.

               PROPOSALS OF SHAREHOLDERS FOR 1997 ANNUAL MEETING

     All proposals of shareholders intended to be presented at the Company's 1997 Annual Meeting must be received by the Company at its executive offices on or before July 7, 1997, to be considered for inclusion in the proxy statement for that meeting.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     The Board of Directors, upon recommendation of its Audit Committee, has appointed Ernst & Young LLP to audit the books and accounts of the Company and its subsidiaries for the fiscal year ending July 31, 1997 and is seeking the ratification of this appointment by the shareholders. It is intended that the shares represented by the proxy will be voted (unless the proxy indicates to the contrary) for ratification of the appointment.

     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Board of Directors of the Company knows of no other matters which may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their discretion.

     SHAREHOLDERS MAY OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AT NO COST BY WRITING TO THE OFFICE OF THE CHIEF FINANCIAL OFFICER, ARI NETWORK SERVICES, INC., 330 E. KILBOURN AVENUE, MILWAUKEE, WI 53202.


                                              BY ORDER OF THE BOARD OF DIRECTORS



                                                      Mark L. Koczela, Secretary
                                                                November 4, 1996

                                  EXHIBIT A

                           ARI NETWORK SERVICES, INC.
                        1993 DIRECTOR STOCK OPTION PLAN
                  (Amended and Restated as of October 8, 1996)



1.  PURPOSE OF THE PLAN

     The purpose of the Plan is to attract and retain superior Directors, to provide a stronger incentive for such Directors to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries and, in combination with these goals, to encourage stock ownership in the Company by Directors.

2.  DEFINITIONS

     Unless the context otherwise requires, the following terms shall have the meanings set forth below:

     (a) "Administrator" shall mean any committee of the Board of Directors or any executive officer or officers of the Company designated by the Board of Directors.

     (b) "Board of Directors" shall mean the entire board of directors of the Company, consisting of both Employee and non-Employee members.

     (c)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (d) "Company" shall mean ARI Network Services, Inc., a Wisconsin corporation.

     (e) "Director" shall mean an individual who is a member of the Board of Directors and is not an Employee.

     (f) "Disability" shall mean a physical or mental incapacity which results in a Director no longer serving as a member of the Board of Directors.

     (g) "Effective Date" shall mean May 21, 1993, or such other date as the Board of Directors may establish as the Effective Date.

     (h) "Employee" shall mean an individual who is employed by the Company or a Subsidiary.

     (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (j) "Market Price" shall mean the average of the highest and lowest sale prices of the Shares as reported on the National Association of Securities Dealers, Inc. Automated Quotation - National Market
           System ("NASDAQ"). However, if at any time the Shares are listed on any exchange, "Market Price" shall mean the average of the highest and lowest prices at which Shares are sold on such exchange. In the absence of reported sales on NASDAQ or on such exchange on any trading date, "Market Price" shall mean the average of the reported closing bid and asked prices for the Shares on NASDAQ or such exchange on such date.

     (k) "Option" shall mean an option which does not comply with the provisions of Section 422 of the Code and which is granted under the Plan to purchase Shares.

     (l) "Option Agreement" shall mean the agreement between the Company and a Director whereby an Option is granted to such Director.

     (m)   "Plan" shall mean this 1993 Director Stock Option Plan.

     (n) "Share" shall mean a share of the $0.001 par value common stock of the Company.

     (o) "Subsidiary" shall mean a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

     (p) "Triggering Event" shall mean the first to occur of any of the following:

           (1) the acquisition (other than from the Company), by any person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), directly or indirectly, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 20% or more of the then outstanding shares of common stock of the Company or voting securities representing 20% or more of the combined voting power of the Company's then outstanding voting securities entitled to vote in the election of directors; provided, however, that no Triggering Event shall be deemed to have occurred as a result of an acquisition of shares of common stock or voting securities of the Company by any other corporation or other entity with respect to which, following such acquisition, more than 50% of the outstanding shares of the common stock or voting securities entitled to vote in the election of directors are then beneficially owned, directly or indirectly, by the persons who were the Company's shareholders immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Company's then outstanding common stock; or

           (2) any merger or consolidation of the Company with any other corporation, other than a merger or consolidation which results in more than 60% of the outstanding shares of the common stock, and voting securities representing more than 60% of the combined voting power of the then outstanding voting securities entitled to vote in the election of directors, of the surviving or consolidated corporation being then beneficially owned, directly or indirectly, by the persons who were the Company's shareholders immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Company's then outstanding common stock; or

           (3) any liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company; provided, however, that the transfer of substantially all of the Company's assets to a wholly owned Subsidiary in connection with any corporate reorganization of the Company shall not be deemed to be a Triggering Event for purposes of the Plan; or

           (4) the Company shall enter into any agreement (whether or not conditioned on shareholder approval) providing for or contemplating, or the Board of Directors shall approve and recommend that the shareholders of the Company accept, or approve or adopt, or the shareholders of the Company shall approve, any acquisition that would be a Triggering Event under clause (1), above, or a merger or consolidation that would be a Triggering Event under clause (2), above, or a liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company; or

           (5) whether or not conditioned on shareholder approval, the issuance by the Company of common stock representing a majority of the outstanding common stock, or voting securities representing a majority of the combined voting power of the outstanding voting securities of the Company entitled to vote in the election of directors, after giving effect to such transaction.

     Following the occurrence of an event which is not a Triggering Event whereby there is a successor holding company to the Company, or, if there is no such successor, whereby the Company is not the surviving corporation in a merger or consolidation, the surviving corporation or successor holding company (as the case may be), for purposes of this definition, shall thereafter be referred to as the Company.

3.  ADMINISTRATION

     The Plan shall be administered by the Administrator. The terms and conditions under which Options may be granted are set forth in Paragraph 6. The Administrator shall have the authority to interpret the provisions of the Plan, to establish such rules and procedures as may be necessary or advisable to administer the Plan and to make all determinations necessary or advisable for the administration of the Plan; provided, however, that no such interpretation or determination shall change or affect the eligibility of Directors to receive Options, the number of Shares covered by or the timing of any Option grant under the Plan or the terms and conditions thereof.

4.  SHARES RESERVED UNDER PLAN

     The aggregate number of Shares which may be issued or sold under the Plan and which are subject to outstanding Options at any time shall not exceed three hundred thousand (300,000) Shares, which may be treasury Shares or authorized but unissued Shares, or a combination of the two, subject to adjustment as provided in Paragraph 10 hereof. Any Shares subject to an Option which expires or terminates for any reason (whether by voluntary surrender, lapse of time or otherwise) and is unexercised as to such Shares may again be the subject of an Option under the Plan subject to the limits set forth above. A Director shall be entitled to the rights and privileges of ownership with respect to the Shares subject to the Option only after actual purchase and issuance of such Shares pursuant to exercise of all or part of an Option.

5.  PARTICIPATION

     Only Directors shall be eligible to receive Options under the Plan.

6.  OPTIONS: TERMS AND CONDITIONS

     Each Option granted under the Plan shall be evidenced by a written Option Agreement which shall comply with and be subject to the following terms and conditions:

     (a)  Number of Option Shares Granted; Grant Date.


            (i) Initial Options.  Each Director initially elected
                to the Board of Directors after the Effective Date shall be granted an Option to purchase three thousand (3,000) Shares, or such other amount determined by the Board of Directors on the date of such initial election (the "Initial Options").

           (ii) Annual Option Grants. On the first business day of each calendar year, each Director who has not within the prior twelve months received an Initial Option under Subparagraph 6(a)(ii), above, shall be granted an Option to purchase five hundred (500) Shares.

          (iii) Attendance Grants. On the first business day of each calendar year, each Director shall be granted an Option to purchase one thousand (1,000) Shares for each meeting of the Board of Directors attended by such Director during the prior year and three hundred fifty (350) Shares for each meeting of a committee of the Board attended by such Director during the prior year.

           (iv) Other Grants. Each Director shall be entitled to receive an option to purchase such number of Shares for performing other services for the Company if and as shall be determined from time to time by the Board of Directors.

           In the event that the number of Shares available for grant under the Plan is insufficient to make all grants hereby specified on the relevant date, then all Directors who are entitled to a grant on such date shall share ratably in the number of Shares then available for grant under the Plan.

     (b) Option Exercise Price. The per share purchase price of the Shares purchasable under each Option shall be equal to one hundred percent (100%) of the fair market value per Share. The fair market value per Share referred to in the preceding sentences shall be the Market Price for the business day immediately preceding the date of grant of such Option.

     (c) Exercise Period. Subject to acceleration as provided below, or unless accelerated earlier by the Board of Directors, an Option shall become exercisable for all of the Shares covered thereby one year after the date of grant. If a Director's tenure ends during the applicable one-year period due to death or Disability, each Option of such Director shall become immediately exercisable as to 100% of the Shares covered thereby. If a Director's tenure ends during such period for any reason other than death or Disability (i) any Initial Options or granted during such period shall become immediately exercisable as to 100% of the Shares covered thereby; and (ii) all other Options granted during such period shall lapse immediately as to one twelfth (1/12th) of the Shares covered by such Options for each month or portion of a month remaining in such one year period at the time of the termination.

          Upon the occurrence of a Triggering Event, each Option outstanding under this Plan shall become immediately exercisable as to 100% of the Shares covered thereby. Once any portion of an Option becomes exercisable, it shall remain exercisable for the shortest period of
          (i) 10 years after the date of grant; (ii) one year (or such longer period permitted by the Board of Directors) after a Director's tenure on the Board of Directors terminates due to death or Disability; or (iii) three months (or such longer period permitted by the Board of Directors) after a Director's tenure on the Board of Directors terminates for any reason other than death or Disability.

     (d) Payment of Exercise Price. The purchase or exercise price shall be payable in whole or in part in cash or Shares; and such price shall be paid in full at the time that an Option is exercised. If a Director elects to pay all or a part of the purchase or exercise price in Shares, such Director shall make such payment by delivering to the Company a number of Shares already owned by the Director equal in value to the purchase or exercise price. All Shares so delivered shall be valued at their Market Price on the business day immediately preceding the day on which such Shares are delivered.

7.  TRANSFERABILITY

     Except as otherwise provided herein, or permitted by the Board of Directors, an Option granted to a Director under this Plan shall not be transferable or subject to execution, attachment or similar process, and during the lifetime of the Director shall be exercisable only by the Director. A Director shall have the right to transfer the Option upon such Director's death, either by the terms of such Director's will, trust agreement or under the laws of descent and distribution, and all such distributees shall be subject to all terms and conditions of this Plan to the same extent as would the Director, except as otherwise expressly provided herein.

8.  EXERCISE

     An Option shall be exercisable by a Director's giving written notice of exercise to the Secretary of the Company specifying the number of Shares to be purchased accompanied by payment in full of the required exercise price or other arrangements satisfactory to the Company have been made to assure payment of the exercise price. The Company shall have the right to delay the issue or delivery of any Shares under the Plan until (a) the completion of such registration or qualification of such Shares under any federal or state law, ruling or regulation as the Company shall determine to be necessary or advisable, and (b) receipt from the Director of such documents and information as the Company may deem necessary or appropriate in connection with such registration or qualification.

9.  SECURITIES LAWS

     Each Option Agreement shall contain such representations, warranties and other terms and conditions as shall be necessary in the opinion of counsel to the Company to comply with all applicable federal and state securities laws.

10.  ADJUSTMENT PROVISIONS

     In the event of any stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, or the like, as a result of which shares of any class shall be issued with respect to the outstanding Shares, or the Shares shall be changed into the same or a different number of the same or another class of stock, or into securities of another person, cash or other property (not including a regular cash dividend), the total number of Shares authorized to be offered in accordance with Paragraph 4, the number of Shares subject to each outstanding Option, the exercise price applicable to each such Option, and/or the consideration to be received upon exercise of each such Option shall be appropriately adjusted.

11.  TAXES

     The Company shall be entitled to pay or withhold the amount of any tax which it believes is required as a result of the exercise of any Option under the Plan, and the Company may defer making delivery of Shares obtained pursuant to the exercise of an Option until arrangements satisfactory to it have been made with respect to any such withholding obligations. If a withholding obligation should arise, a Director exercising an Option may, at his election, provided applicable laws and regulations are complied with, satisfy his obligation for payment of withholding taxes either by having the Company retain a number of Shares having an aggregate Market Price on the date the Shares are withheld equal to the amount of the withholding tax or by delivering to the Company Shares already owned by the Director having an aggregate Market Price on the business day immediately preceding the day on which such Shares are delivered equal to the amount of the withholding tax.

12.  EFFECTIVENESS OF THE PLAN

     The Plan, subject to shareholder approval, shall become effective on and as of the Effective Date.

13.  TERMINATION AND AMENDMENT

     The Board of Directors of the Company may terminate the Plan or make such modifications or amendments thereof or to any Option as it shall deem advisable, including, but not limited to, such modifications or amendments as it shall deem advisable in order to conform to any law or regulation applicable thereto. No termination, modification or amendment of the Plan or any Option may, without the consent of a Director, adversely affect the rights of such Director under an outstanding Option then held by the Director.

14.  TENURE

     The grant of an Option pursuant to the Plan is no guarantee that a Director will be renominated, reelected or reappointed as a Director; and nothing in the Plan shall be construed as conferring upon a Director the right to continue to be associated with the Company as a Director or otherwise.

                                   EXHIBIT B

                           1991 STOCK OPTION PLAN OF
                           ARI NETWORK SERVICES, INC.

                  (Amended and Restated as of October 8, 1996)


     1. Purpose. The purpose of this Plan is to provide additional incentive compensation to certain key employees of ARI Network Services, Inc. (the "Company") and to provide them with an opportunity to acquire an equity interest in the Company. Stock options granted under this Plan may be "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and any successor thereto, or stock options which are not qualified as incentive stock options under the Code ("nonqualified stock options"). Each stock option granted under this Plan shall be clearly identified as either an incentive stock option or a nonqualified stock option at the time of grant.

     2. Eligible Employees. Options to purchase $.001 par value Common Stock of the Company (the "Common Stock") under this Plan may be granted to employees of the Company, or of any present or future subsidiary or parent of the Company. For this purpose, and for all purposes under this Plan, a parent or subsidiary of the Company shall be a "parent corporation" or a "subsidiary corporation" of the Company as defined in Sections 424(e) and 424(f) of the Code. An employee who is a member of the class of employees eligible to receive an option under this Plan shall hereinafter sometimes be referred to as an "eligible employee" and an eligible employee who has been granted an option shall hereinafter be referred to as a "Participant."

     3. Shares Available for Options. There shall be available for purchase under options granted pursuant to this Plan a total of two million (2,000,000) shares of Common Stock, subject to adjustment as provided in Paragraph 8.1 hereof. In the event that options which have been granted under this Plan lapse, expire or terminate for any reason (whether by voluntary surrender, lapse of time, termination of employment or otherwise), to the extent that such options were unexercised, options for an equivalent number of shares may be granted hereunder; provided, however, in no event shall the number of shares purchased through the exercise of options granted under this Plan and the number of shares subject to options outstanding at any time exceed in the aggregate more than two million (2,000,000) shares of Common Stock. No Participant shall be eligible to receive options for more than three hundred fifty thousand (350,000) shares of Common Stock during any one-year period, subject to adjustment as provided in Paragraph 8.1 hereof.

     4. Maximum Calendar Year Grant to Any Employee. The aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time during any calendar year under this Plan (and under all other plans of the Company or any parent or subsidiary of the Company) shall not exceed $100,000 per employee, and/or any other limit as may be prescribed by the Code from time to time.

     5.  Administration.

     5.1. The Committee. The Plan shall be administered by the Stock Option Committee (the "Committee") which shall be constituted so as to permit the Plan to comply with Section 162(m) of the Code and any regulations promulgated thereunder, or any other statutory rule or regulatory requirements. The members of the Committee shall be appointed from time to time by the Board of Directors of the Company. A majority of the members of the Committee shall constitute a quorum at any meeting thereof and the acts of a majority of members present at any meeting of the Committee at which a quorum is present, or acts unanimously approved in writing by a majority of the entire Committee, shall be the acts of the Committee.

     5.2. Power of the Committee. The Committee is authorized and shall have plenary authority in its discretion, subject only to the provisions of the Plan and the applicable provisions of the Code, to determine the exercise prices applicable to options, the eligible employees to whom and the time or times at which options shall be granted, the number of shares of Common Stock subject to each option and the extent to which options may be exercisable in installments; to interpret the Plan; to prescribe, amend and rescind rules and regulations pertaining to the Plan; to determine the terms and provisions of the respective Incentive Stock Option Agreements and Nonqualified Stock Option Agreements; and to make determinations and interpretations which it deems consistent with the Plan's provisions. The Committee's determinations and interpretations shall be final, conclusive and binding.

     5.3. Designation of Assistants to Committee. The Committee may designate one or more employees of the Company to assist the Committee in the administration of the Plan and may grant authority to such or other persons to execute, deliver and receive documents on behalf of the Committee.

     6.  Terms and Conditions of Options.

     6.1. Option Price. The purchase price of each share of Common Stock under each incentive stock option granted pursuant to this Plan shall be the fair market value thereof at the date of grant of such option, unless the Participant owns (applying the attribution rules of Section 424(d) of the Code) more than ten Percent (10%) of the total combined voting power of all classes of stock of the Company or of a subsidiary or parent of the Company (hereinafter referred to as a "10% Shareholder"), in which case the per share price shall be at least one hundred ten percent (110%) of the fair market value per share of Common Stock of the Company at the date of grant of such option. The fair market value of Common Stock on the date each option is granted shall be the closing price of a share of the Company's stock as reported in the Wall Street Journal on the day of the grant or, if no closing price is listed on the date of grant, on the last day prior to the date of grant that a closing price was listed or the fair market value determined by the Committee in conformity with pertinent law and applicable regulations and rulings of the Treasury Department. The purchase price of each share of Common Stock under each nonqualified stock option granted pursuant to this Plan shall be determined by the Committee in its sole discretion.

     6.2. Exercise Period. No option granted pursuant to this Plan shall be exercisable after the expiration of ten (10) years (five (5) years in the case of an incentive stock option granted to a 10% Shareholder) from its date of grant and it shall lapse upon the expiration of said ten (or five) year period unless it shall lapse at an earlier date by reason of termination of employment as provided in Paragraph 6.3, below, or as otherwise determined by the Committee. The Committee may, in its sole discretion, require that a Participant be employed by the Company or a subsidiary or parent of the Company for a designated number of years prior to the exercise by him of any option or portions of options granted pursuant to this Plan, and may, in its sole discretion, determine the exercise dates on which options or portions of options may be exercised by a Participant. In addition, the Committee may, in its sole discretion, require that a Participant meet certain performance criteria, or that the Company meet certain targets or goals prior to the exercise by such Participant of an option or a portion of an option granted pursuant to this Plan. Any such requirements or limitations may subsequently be reduced or waived by the Committee in its sole discretion, unless such reduction or waiver is prohibited by the Code or other applicable law.

     6.3. Termination of Employment. If the employment of any Participant with the Company, and any subsidiary or parent corporation of the Company, is terminated, the following shall apply unless otherwise determined by the Committee; provided, that no incentive stock option can be exercisable subsequent to ten (10) years after the date of grant (five
(5) years if the Participant is a 10% shareholder):

          (a) If such termination is due to retirement on or after such Participant's normal retirement date, the Participant shall have three (3) months from the date of such termination of employment to exercise any option granted hereunder as to all or part of the shares under such option, subject to the condition that no option shall be exercisable at such time as the exercise thereof would result in a violation of federal or state securities laws or subsequent to ten (10) years [five (5) years if the Participant holds an incentive stock option and is a 10% Shareholder] after the date of grant, and provided that at the time of termination the Participant had a present right to exercise such option. To the extent an option is not exercised within such period, it shall lapse. For this purpose, "normal retirement date" shall mean the date of a Participant's 65th birthday. Notwithstanding the foregoing, in the event that a Participant retires prior to his 65th birthday, the date of such early retirement shall be deemed to be such Participant's "normal retirement date" for purposes of this Plan if, and only if, at the time of such early retirement, such Participant has attained at least the age of 60 years and has been employed by the Company for at least 15 years. An employee who continues his employment with the Company beyond his normal retirement date shall continue to be an eligible employee so long as he otherwise continues to qualify to participate hereunder.

          (b) If such termination is due to permanent and total disability, as defined in Section 22(e)(3) of the Code, the Participant shall have one
     (1) year from the date of such termination to exercise any option granted hereunder as to all or part of the shares under such option, subject to the condition that no option shall be exercisable at such time as the exercise thereof would result in a violation of federal or state securities laws or subsequent to ten (10) years [five (5) years if the Participant holds an incentive stock option and is a 10% Shareholder] after the date of grant and provided that at the time of termination the Participant had a present right to exercise such option. To the extent an option is not exercised within such period, it shall lapse.

          (c) If such termination is due to death, the personal representative, administrator or other representative of the estate of the deceased Participant or the person or persons to whom the deceased Participant's rights under the option shall pass by will or the laws of descent and distribution, as the case may be, shall have the right to exercise any option granted pursuant to this Plan as to all or part of the shares subject to such option to the extent exercisable at the date of the Participant's death. Such option must be exercised within one (1) year after the date of the Participant's death, subject to the condition that no option shall be exercisable at such time as the exercise thereof would result in a violation of federal or state securities laws or subsequent to ten (10) years [five (5) years if the Participant holds an incentive stock option and is a 10% Shareholder] after the date of grant. To the extent an option is not exercised within such period, it shall lapse.

          (d) If such termination is for any reason other than those specified above, to the extent an option is not effectively exercised prior to such termination, it shall lapse immediately upon termination, unless the Committee shall, in its sole discretion, make other provisions for exercise not inconsistent with the terms of this Plan or applicable law. The transfer of employment from a subsidiary or parent of the Company to the Company or to a subsidiary or parent of the Company or vice versa shall not be considered to constitute termination of employment by a Participant.

     6.4. Transferability of Options. Unless otherwise provided by the Committee in the case of a nonqualified stock option, during his lifetime a Participant may not transfer any option granted to him pursuant to this Plan and such options shall be exercisable only by the Participant. Upon his death a Participant shall have the right to transfer the option or options granted to him either by the terms of his will or under the applicable laws of descent and distribution, subject to the limitations set forth in Paragraph 6.3(c), above, and all such distributees shall be subject to the same terms and conditions of this Plan as would the Participant, except as otherwise expressly provided herein or as determined by the Committee.

     6.5. Exercise of Option. Subject to the limitations stated elsewhere in this Plan, options granted pursuant to this Plan will be exercisable on such dates and during such periods and for such number of shares as shall be determined by the Committee. An option granted pursuant to this Plan shall be exercisable by delivering to the chief financial officer of the Company at its principal business office a written notice designating the number of shares for which it is being exercised. Payment in full for the number of shares for which the options have been exercised must accompany said written notice (or arrangements must be made satisfactory to the Company for payment in full); provided, however, that the Committee may, subject to the approval of the Board of Directors of the Company, permit a Participant to partially finance the exercise of his option with capital borrowed from the Company on a recourse basis at the interest rate mandated by the applicable provisions of the Code. The Company shall have the right to delay the issue or delivery of any shares of Common Stock under the Plan until (a) the completion of such registration or qualification of such shares under any federal or state law, ruling or regulation as the Company shall determine to be necessary or advisable, and (b) receipt from the Participant of any such documents and information as the Committee may deem necessary or appropriate in connection with such registration or qualification.

     7. Securities Laws. Each Incentive Stock Option Agreement and Nonqualified Stock Option Agreement shall contain such representations, warranties, and other terms and conditions as shall be necessary in the opinion of counsel to the Company to comply with all applicable federal and state securities laws.

     8.  Miscellaneous.

     8.1. Adjustments. In the event there is any increase or decrease in the number of issued and outstanding shares of any class of common stock of the Company, or in the number of issued and outstanding shares of any class of stock of the Company convertible into shares of any class of common stock of the Company, by reason of a stock dividend, stock split, reverse stock split, or similar adjustment or in the event of any change in the Company or in the issued and outstanding shares of the common stock of the Company by reason of a recapitalization, merger, consolidation, acquisition of stock or property, reorganization, liquidation or other significant event affecting the Company or the issued and outstanding shares of its Common Stock, the number of shares of Common Stock available for options provided in Paragraph 3 hereof, the number of shares subject to each outstanding option, the purchase price per share under each outstanding option, the consideration to be received upon the exercise of each option and/or the per Participant limitation on the number of shares of Common Stock subject to options contained in Paragraph 3 shall be correspondingly adjusted as deemed equitable by the Committee or each outstanding option may be converted, at the sole discretion of the Committee, into a new option to purchase such number or kind of shares of stock or other securities with appropriate adjustment of the purchase price per share as the Committee deems appropriate to reflect such change. In addition, the Committee shall, in its sole discretion, have authority to provide, in appropriate cases, for (i) waiver in whole or in part of any remaining restrictions or vesting requirements in connection with any option and/or (ii) the conversion of any outstanding options into cash or other property to be received in certain of the transactions specified above. Any adjustment, waiver, conversion or the like carried out by the Committee under this Paragraph shall be conclusive and binding for all purposes of the Plan. In no event shall the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time during any calendar year under this Plan (and under all plans of the Company or any parent or subsidiary of the Company) exceed $100,000 per employee as a result of adjustments made under this Paragraph 8.1.

     8.2. Fractional Shares. No fractional shares of stock shall be issued upon the exercise of any option and the Company shall not be under any obligation to compensate any Participant in any way for any such fractional share.

     8.3. Reservation of Shares. The Company shall at all times reserve and keep available such number of shares of its Common Stock as shall be necessary for the exercise of all options which may be granted pursuant to Paragraph 3, above. Said shares may be in the form of treasury shares or authorized but previously unissued shares, or both. If in the opinion of its counsel the issue or sale of any shares of its stock hereunder shall not be lawful for any reason, including the inability of the Company to obtain from any regulatory body having jurisdiction authority deemed by such counsel to be necessary to such issuance or sale, the Company shall not be obligated to issue or sell any such shares.

     8.4. No Obligation for Employment. The Plan shall not impose any obligation on the Company to continue the employment of any Participant or eligible employee.

     8.5. Indemnification of Committee. Each person who is a member of the Committee shall be indemnified and held harmless by the Company against and for any and all loss, cost, liability, or expense, including attorneys' fees, that may be imposed upon or be reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of judgment in any such action, suit or proceeding against him, except in relation to matters as to which it shall be adjudged in such claim, action, suit or proceeding, that such Committee member is liable for gross negligence or willful misconduct in the performance of his duties. Each such person shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them and hold them harmless.

     8.6. Rights as a Shareholder. No holder of an option granted pursuant to this Plan shall have any rights as a shareholder of the Company with respect to any shares covered by his option until the date such shares are issued pursuant to the exercise of such option.

     8.7. Taxes. The Company shall be entitled to pay or withhold the amount of any tax which it believes is required as a result of the grant or exercise of any option under the Plan, and the Company may defer making delivery with respect to shares of Common Stock obtained pursuant to the exercise of any option until arrangements satisfactory to it have been made with respect to any such withholding obligations. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to satisfy any withholding obligations upon exercise of an option by withholding Common Stock otherwise issuable upon exercise of the option, or by permitting the Participant to deliver to the Company shares of Common Stock having a fair market value, as determined by the Committee, equal to the amount of such withholding taxes.

     9.  Termination and Amendment.   No incentive stock options shall be
granted under the Plan after September 20, 2001. The Plan may at any time and from time to time be terminated, modified, or amended by the Board of Directors of the Company in its sole discretion; provided, however, that the Board of Directors may not, unless otherwise permitted under federal law, without the approval of the Company's shareholders, adopt any amendment to the Plan for which shareholder approval is required under tax, securities or any other applicable law, including, but not limited to any amendment of the Plan which would cause the Plan not to comply with or Code Section 162(m), or any successor rule or regulatory requirements. No termination, modification or amendment of the Plan may, without the consent of the Participant, materially adversely affect the rights of such Participant under an outstanding option.

     The Committee may amend, modify or terminate an outstanding option, including, but not limited to, substituting another award of the same or of a different type, changing the date of exercise, or converting an incentive stock option into a nonqualified stock option; provided, however, that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially adversely affect the Participant.

                                                    ARI NETWORK SERVICES, INC.
                                   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned, a shareholder of ARI Network Services, Inc. (the "Company"), hereby appoints Brian E. Dearing and Lynn M.
Hafemeister and each of them, as proxies, each with the power to appoint a substitute, and hereby authorizes each of them to represent and to vote, as designated below, all of the shares of stock of the Company held of record by the undersigned on October
18, 1996, at the 1996 Annual Meeting of shareholders of the Company to be held on December 3, 1996 at 9:00 a.m. and at any and all adjournments thereof.


1.    ELECTION OF DIRECTORS:          / / FOR all nominees below to serve until the         / /  WITHHOLD AUTHORITY to vote for all
                                          Company's 1999 Annual Meeting and                      nominees listed below.
                                          until their successors are elected and qualified.
                                          (except as marked to the contrary below)

        (INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

                                   ERIC P. ROBISON, WILLIAM H. ALVERSON AND FRANCIS BRZEZINSKI

2.       To approve an amendment to the 1993 Director Stock Option Plan:
         / / FOR              / / AGAINST          / / ABSTAIN

3.       To approve an amendment to the 1991 Incentive Stock Option Plan:
         / / FOR              / / AGAINST          / / ABSTAIN

4.       To ratify the selection of Ernst & Young LLP as the Company's Independent Public Accountants for fiscal 1997:
         / / FOR              / / AGAINST          / / ABSTAIN

5.       In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the
1996 Annual Meeting and at any adjournment or postponement thereof.



                                         (Continued and to be signed on the reverse side)




PROXY NO.                                                                                                               NO OF SHARES

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO
DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTORS, "FOR" THE AMENDMENT TO THE 1993
DIRECTOR STOCK OPTION PLAN, "FOR" THE AMENDMENT TO THE 1991 INCENTIVE STOCK OPTION PLAN, AND "FOR" THE APPOINTMENT OF ERNST & YOUNG
LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.


                                                                          Please sign exactly as your name appears below.
                                                                          When shares are held by joint tenants, both should sign.
                                                                          When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a
                                                                          corporation, please sign in full corporate name by
                                                                          President or other authorized officer. If a partnership,
                                                                          please sign in partnership name by authorized person.

                                                                          Dated: ____________________________________________ , 1996

                                                                           _________________________________________________________
                                                                                            (Signature of Shareholder)

                                                                           _________________________________________________________
                                                                                  (Signature of Shareholder - if held jointly)



        PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENVELOPE PROVIDED.